Exhibit 99.1

11730 Plaza America, Suite 700

Reston, VA 20190

News Release

Contacts:

Brian J. Clark, President

(703) 707-6751

Maureen Crystal, Vice President of Investor Relations

(703) 707-6777

mcrystal@nciinc.com

NCI Reports Fourth Quarter and Fiscal Year 2011 Financial and Operating Results

RESTON, VA, February 15, 2012 – NCI, Inc. (NASDAQ:NCIT), a leading provider of information technology (IT), engineering, logistics, and professional services and solutions to U.S. Federal Government agencies, today announced financial and operating results for the fourth quarter and fiscal year ended December 31, 2011.i

Fourth quarter and fiscal year 2011 revenue and diluted earnings per share were within management’s updated guidance range issued on January 19, 2012, which included the effect of a one-time restructuring charge that totaled $3.1 million, or $0.14 per diluted share.

Fourth Quarter 2011 Results:

For the fourth quarter of 2011, NCI reported revenue of $114.8 million compared with fourth quarter 2010 revenue of $171.0 million, a decrease of 32.9%. The year-over-year decrease in revenue was due to the attrition of approximately $17 million of BRAC-related and other non-core program revenue; the expiration of approximately $28 million of task orders and contracts within NCI’s core contract base; a reduction of approximately $21 million associated with NCI’s core contract base as a result of reductions in scope of work and lost contract recompetes; and lower PEO Soldier revenue, among other factors. The year-over-year decline in revenue was partially offset by revenue generated by AdvanceMed Corp., which was acquired in April 2011, and, to a lesser extent, revenue derived from new awards and recompete wins.

Operating income for the fourth quarter of 2011 was $789 thousand, down from $11.8 million for the fourth quarter of 2010. Operating income for the fourth quarter of 2011 reflected the previously disclosed pre-tax restructuring charge of $3.1 million.

Operating margin for the fourth quarter of 2011 was 0.7% compared with operating margin of 6.9% for the fourth quarter of 2010. Operating margin for the fourth quarter declined due to the effect of the restructuring charge, reduced absorption of indirect costs on the lower revenue base, and reduced profitability on our PEO Soldier cost-plus fee bridge contract. Excluding the effect of the charge and the non-core materials-related revenue associated with the BRAC and NETCENTS contracts, our operating margin was 3.5% for the fourth quarter of 2011. Operating margin excluding non-core materials-related revenue associated with the BRAC and NETCENTS contracts in the fourth quarter of 2010 was 7.5%.

Net income for the fourth quarter of 2011 decreased to $125 thousand from $6.9 million in the fourth quarter of 2010. The decrease in net income year-over-year is attributable to the factors affecting operating income, including the effect of the restructuring charge, higher interest expense, and a higher effective income tax rate. Diluted earnings per share for the fourth quarter were $0.01 compared with $0.50 in the fourth quarter of 2010. Diluted earnings per share for the fourth quarter of 2011 excluding the effect of the restructuring charge were $0.15.

NCI reported total backlog at December 31, 2011 of $1.0 billion, of which $220 million was funded. This compares with total backlog of $1.3 billion at September 30, 2011, of which $268 million was funded.

Days sales outstanding (DSO) at December 31, 2011 were 76 days compared with 70 days at September 30, 2011, an increase of 6 days.

Fiscal Year 2011 Results:

For the year ended December 31, 2011, NCI reported revenue of $558.3 million compared to $581.3 million for 2010. This represents a year-over-year decline of $23.0 million, or 4.0%. Organic revenue declined by 9.6%. The year-over-year decrease in revenue was due to the attrition of approximately $4 million of BRAC-related and other non-core program revenue; the expiration of approximately $61 million of task orders and contracts within NCI’s core contract base; and a reduction of approximately $33 million associated with NCI’s core contract base as a result of reductions in scope of work and lost contract recompetes, among other factors.

This year-over-year decline in revenue was partially offset by revenue attributable to AdvanceMed programs, and new contracts and recompete wins that generated revenue in 2011.

Operating income for 2011 was $23.8 million, or 4.3% of revenue, compared with $39.8 million, or 6.8% of revenue, for the same period in 2010. Excluding the effect of the charge noted above, operating income was $27.0 million, or 4.8% of revenue. Operating income and margin for the year ended December 31, 2011 declined primarily as a result of the previously mentioned factors that affected year-over-year operating margin performance in the fourth quarter of 2011, as well as previously disclosed losses and cost overruns on two fixed-price contracts in 2011.

Excluding non-core materials-related revenue associated with the BRAC and NETCENTS contracts and related costs, as well as the restructuring charge, operating margin was 5.1% for the fiscal year 2011. Excluding non-core materials-related revenue associated with the BRAC and NETCENTS contracts, operating margin was 7.6% for fiscal year 2010.

Net income for 2011 decreased to $13.2 million from $23.9 million in 2010. The decrease in net income year-over-year is attributable to the factors affecting operating income, including the restructuring charge; higher interest expense; and a higher effective income tax rate. Diluted earnings per share for 2011 were $0.95 compared with $1.72 for 2010. The restructuring charge lowered diluted earnings per share by $0.14. Excluding the charge, diluted earnings per share for 2011 were $1.09.

Cash flow provided by operating activities for fiscal 2011 was $36.2 million. Capital expenditures were $2.8 million, resulting in 2011 free cash flow of $33.4 million, or 2.5 times net income.

Management’s Outlook:

Based on the company’s current contract backlog and management’s estimate as to future tasking and contract awards, NCI is issuing guidance for its first quarter and fiscal year 2012. The table below represents management’s current expectations about future financial performance, based on information available at this time:

	First Quarter Fiscal Year 2012 Ending March 31, 2012	Fiscal Year Ending December 31, 2012
Revenue	$92 million - $97 million	$345 million - $375 million
Diluted EPS	$0.09 - $0.11	$0.20 - $0.38
Diluted projected share count	13.8 million	13.8 million

“NCI has embarked on a new course that features new people, new processes and a new perspective on capturing and retaining new business. Beginning last summer and in his new role as President of NCI, Brian Clark and his new senior management team have evaluated the business; identified key areas that need to be addressed and changed; and begun implementing a new growth-focused strategy, beginning with an overhaul of NCI’s business development operation,” said Charles K. Narang, NCI’s Chairman and CEO. “I’m convinced that investing time and resources in core growth is the key to NCI’s rebirth and once again making our mark in an extremely difficult federal procurement environment.”

“NCI’s performance in 2011 and weak outlook for 2012 was caused by a convergence of events that resulted in inadequate cost absorption by a reduced revenue base and insufficient bookings,” said NCI’s President, Brian J. Clark. “We have immediately begun to address both of these issues. First, with the previously disclosed restructuring charge, we reduced more than $5 million in annualized cost to better align our cost structure with the reduced revenue base. Second, as part of a top-to-bottom review of internal processes at NCI, we have launched several key initiatives focused on business development – specifically in the areas of pipeline qualification and business capture. We are also actively seeking to hire a new senior business development executive. We will continue to report progress in these and other vital areas throughout 2012.”

Conference Call Information

As previously announced, NCI will conduct a conference call today at 5 p.m. EST to discuss fiscal fourth-quarter 2011 results. Interested parties may access the call by dialing (877) 477-1422 (domestic) or (973) 582-2740 (international). The confirmation code for the live call is 42638947. The conference call will be broadcast simultaneously on the Investors page of the company’s website, www.nciinc.com. Investors are advised to log on to the website at least 15 minutes prior to the call to register, download and install any necessary audio software.

A replay of the call will be available beginning at 8 p.m. EST today and will remain available for a two-week period. To access the replay, call (855) 859-2056 (domestic) or (404) 537-3406 (international). The confirmation code for the replay is 42638947. A replay webcast will also be available on NCI, Inc.’s website shortly after the conclusion of the call.

About NCI, Inc.:

NCI is a leading provider of information technology (IT), engineering, logistics, and professional services and solutions to U.S. Federal Government agencies. We have ISO 9001:2008 and other industry-leading and globally recognized certifications. NCI’s award-winning expertise encompasses areas critical to its customers’ mission objectives, including enterprise systems management; network engineering; cybersecurity and information assurance; software development and systems engineering; program management, acquisition, and lifecycle support; engineering and logistics; health IT and informatics; and training and simulation. The company is a member of the Russell 2000 and S&P Small Cap 600 indexes. Headquartered in Reston, Virginia, NCI has approximately 2,600 employees and more than 100 locations worldwide. For more information, visit our website at www.nciinc.com or e-mail mcrystal@nciinc.com.

Forward-Looking Statement: Statements and assumptions made in this press release, which do not address historical facts, constitute “forward-looking” statements that NCI believes to be within the definition in the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties, many of which are outside of our control. Words such as “may,” “will,” “intends,” “should,” “expects,” “plans,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” or “opportunity,” or the negative of these terms or words of similar import are intended to identify forward-looking statements.

Such statements are subject to factors that could cause actual results to differ materially from anticipated results. The factors that could cause actual results to differ materially from those anticipated include, but are not limited to, the following: our dependence on our contracts with Federal Government agencies, particularly within the U.S. Department of Defense, for substantially all of our revenue; a reduction in the overall U.S. Defense budget, volatility in spending authorizations for Defense and Intelligence-related programs by the U.S. Federal Government or a shift in spending to programs in areas where we do not currently provide services; Federal Government shutdowns (such as that which occurred during the Federal Government’s 1996 fiscal year), other potential delays in the Federal Government appropriations process, or budgetary cuts resulting from Congressional committee recommendations or automatic sequestration under the Budget Control Act of 2011, risk of contract performance or termination; failure to achieve contract awards in connection with recompetes for present business and/or competition for new business; adverse results of Federal Government audits of our government contracts; Government contract procurement (such as bid protest, small business set asides, etc.) and termination risks; competitive factors such as pricing pressures and competition to hire and retain employees (particularly those with security clearances); Federal Government agencies awarding contracts on a technically acceptable/lowest cost basis in order to reduce expenditures failure to successfully identify and integrate future acquired companies or businesses into our operations or to realize any accretive or synergistic effects from such acquisitions or to effectively integrate acquisitions appropriate to the achievement of our strategic plans; economic conditions in the United States, including conditions that result from terrorist activities or war; material changes in laws or regulations applicable to our businesses, particularly legislation affecting (i) government contracts for services, (ii) outsourcing of activities that have been performed by the government, (iii) government contracts containing organizational conflict of interest (OCI) clauses, (iv) delays related to agency specific funding freezes, (v) competition for task orders under Government Wide Acquisition Contracts (GWACs), agency-specific Indefinite Delivery/Indefinite Quantity (IDIQ) contracts and/or schedule contracts with the General Services Administration; and (vi) our own ability to achieve the objectives of near-term or long-range business plans, including internal systems failures. These and other risk factors are more fully discussed in the section titled “Risks Factors” in NCI’s Form 10-K filed with the Securities and Exchange Commission (SEC), and from time to time, in other filings with the SEC, such as our Forms 8-K and Forms 10-Q.

Any projections of revenue, margins, expenses, earnings, tax provisions, cash flows, benefit obligations, share repurchases, any statements of the plans, strategies and objectives of management for future operations, the execution of cost reduction programs and restructuring and integration plans are also subject to factors that could cause actual results to differ materially from anticipated results.

The forward-looking statements included in this news release are only made as of the date of this news release and NCI undertakes no obligation to publicly update any of the forward-looking statements made herein, whether as a result of new information, subsequent events or circumstances, changes in expectations or otherwise.

Financial tables follow

NCI, INC.

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share data)

	September 30,	September 30,	September 30,	September 30,
	Three months ended December 31,		Year ended December 31,
	2011	2010	2011	2010
	(unaudited)	(unaudited)	(unaudited)
Revenue	$114,829	$171,021	$558,261	$581,341

Operating costs and expenses:
Cost of revenue	103,617	151,322	499,398	512,779
General and administrative expense	5,538	6,550	24,150	23,730
Depreciation and amortization	1,737	1,330	6,732	5,054
Acquisition and integration related expenses	9	—	1,012	—
Restructuring charge	3,139	—	3,139	—

Total operating costs and expenses	114,040	159,202	534,431	541,563

Operating income	789	11,819	23,830	39,778
Interest expense, net	515	173	1,698	598

Income before income taxes	274	11,646	22,132	39,180

Income tax expense	149	4,741	8,974	15,309

Net income	$125	$6,905	$13,158	$23,871

Earnings per common and common equivalent share:
Basic:
Weighted average shares outstanding	13,582	13,648	13,675	13,621

Net income per share	$0.01	$0.51	$0.96	$1.75

Diluted:
Weighted average shares and equivalent shares outstanding	13,688	13,880	13,830	13,878

Net income per share	$0.01	$0.50	$0.95	$1.72

NCI, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

	September 30,	September 30,
	As of December 31, 2011	As of December 31, 2010
	(unaudited)
Assets:
Current assets:
Cash and cash equivalents	$2,819	$2,791
Accounts receivable, net	95,075	132,693
Deferred tax assets, net	4,152	4,547
Prepaid expenses and other current assets	3,159	3,347

Total current assets	105,205	143,378

Property and equipment, net	15,495	11,751
Other assets	1,875	1,590
Intangible assets, net	9,717	6,179
Goodwill	150,322	106,580

Total assets	$282,614	$269,478

Liabilities and stockholders’ equity:
Current liabilities:
Accounts payable	$30,018	$61,046
Accrued salaries and benefits	18,691	20,229
Deferred revenue	1,987	2,951
Other accrued expenses	5,723	3,468

Total current liabilities	56,419	87,694

Long-term debt	54,000	20,000
Deferred tax liabilities, net	6,165	7,450
Other long-term liabilities	2,229	1,287

Total liabilities	118,813	116,431

Stockholders’ equity:
Class A common stock, $0.019 par value—37,500 shares authorized; 9,163 shares issued and 8,875 outstanding as of December 31, 2011, and 8,469 shares issued and outstanding as of December 31, 2010	174	161
Class B common stock, $0.019 par value—12,500 shares authorized; 4,700 shares outstanding as of December 31, 2011 and 5,200 shares issued and outstanding as of December 31, 2010	89	99
Additional paid-in capital	69,937	67,889
Treasury stock—288 and 0 shares of Class A commons stock at cost as of December 31, 2011 and 0 shares of Class A common stock as of December 31, 2010	(4,455)	—
Retained earnings	98,056	84,898

Total stockholders’ equity	163,801	153,047

Total liabilities and stockholders’ equity	$282,614	$269,478

NCI, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	September 30,	September 30,
	Year ended December 31,
	2011	2010
	(unaudited)
Cash flows from operating activities
Net income	$13,158	$23,871
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,732	5,054
Loss (gain) on sale and disposal of property and equipment	84	(85)
Stock compensation expense	1,800	1,607
Deferred income taxes	(982)	3,290
Changes in operating assets and liabilities:
Accounts receivable, net	50,353	(22,666)
Prepaid expenses and other assets	324	(1,765)
Accounts payable	(32,314)	18,713
Accrued expenses	(2,908)	(947)

Net cash provided by operating activities	36,247	27,072

Cash flows from investing activities
Purchase of property and equipment	(2,775)	(6,218)
Proceeds from sale of property and equipment	19	141
Cash paid for acquisitions, net of cash acquired	(63,327)	—

Net cash used in investing activities	(66,083)	(6,077)

Cash flows from financing activities
Borrowings under credit facility	201,152	119,349
Repayments on credit facility	(167,152)	(141,349)
Financing costs paid	—	(669)
Principal payments under capital lease obligations	(23)	(70)
Proceeds from exercise of stock options	261	2,933
Excess tax deduction from exercise of stock options	81	409
Purchase of Class A common stock	(4,455)	—

Net cash (used in) provided by financing activities	29,864	(19,397)

Net change in cash and cash equivalents	28	1,598
Cash and cash equivalents, beginning of year	2,791	1,193

Cash and cash equivalents, end of year	$2,819	$2,791

Supplemental disclosure of cash flow information
Cash paid during the period for:
Interest	$1,798	$646

Income taxes	$11,589	$12,690

Organic Growth Reconciliation

(unaudited)

(in thousands)

	September 30,	September 30,	September 30,	September 30,
	Three months ended December 31,		Year ended December 31,
	2011	2010	2011	2010

Revenue, as reported	$114,829	$171,021	$558,261	$581,341
Plus: revenue from acquired company for the comparable prior year periods	—	12,234	—	36,198

Organic revenue	$114,829	$183,255	$558,261	$617,539

Percent growth	(37%)		(10%)

Earnings before Restructuring Charge

(unaudited)

(in thousands)

	September 30,	September 30,	September 30,	September 30,
	Three months ended December 31,		Year ended December 31,
	2011	2010	2011	2010

Net income before tax	$274	$11,646	$22,132	$39,180
Restructuring charge	3,139	—	3,139	—

Subtotal	3,413	11,646	25,271	39,180
Income tax expense	1,382	4,741	10,235	15,309

Earnings before restructuring charges	$2,031	$6,905	$15,036	$23,871

Diluted earnings before restructuring charges	$0.15	$0.50	$1.09	$1.72

###

[i]

As of the date of this release, NCI’s independent public accountants have not yet completed their evaluation of the company’s goodwill for possible impairment in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification 350 Intangibles — Goodwill and Other. The determination as to whether a write-down of goodwill is necessary involves significant judgments and estimates, based principally on the projections of the Company’s future performance. Based on the Company’s projections and analysis, NCI believes that no impairment of goodwill exists currently. However, to the extent that the company incurs such an impairment charge now or in the future, it will be non-cash in nature. Given this, NCI cautions that the financial results are preliminary and subject to change, possibly materially, following the auditors’ completion of the Company’s audit. Consequently, actual results may differ significantly from the results that appear in the body of this release and in the financial tables that follow.